UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2017

NRG ENERGY, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-15891 (Commission File Number)	41-1724239 (IRS Employer Identification No.)

804 Carnegie Center, Princeton, New Jersey 08540
(Address of principal executive offices, including zip code)

(609) 524-4500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.                                        Entry into a Material Definitive Agreement

On May 22, 2017, NRG Energy, Inc. (“NRG”) entered into a Consent Agreement (the “Consent Agreement”) with GenOn Energy, Inc. (“GenOn”) and the holders of the Notes (as defined below) signatory thereto (the “Consenting Holders”), whereby GenOn, NRG and the Consenting Holders have agreed to use commercially reasonable efforts and work in good faith to support and negotiate definitive documentation for the reorganization of GenOn’s capital structure in accordance with the terms of the Agreed Term Sheet (as defined below), subject to GenOn’s right to terminate the Consent Agreement and its obligations thereunder, solely as to GenOn, at any time. In exchange for such support, the Consenting Holders will receive a pro rata share of the early consent/participation fee set forth in the Agreed Term Sheet. The Consent Agreement is subject to certain customary covenants and representations and warranties. The Consent Agreement will terminate upon the earliest of (a) 11:59 p.m. Eastern Time, on May 26, 2017, (b) the execution and delivery of an agreed upon restructuring support agreement and (c) delivery of written notice to all parties from NRG, with NRG’s right to terminate existing only if and for so long as the Consenting Holders representing less than a majority of the GenOn Notes and less than a majority of the GAG Notes have executed the Consent Agreement.  GenOn has the right to terminate the Consent Agreement, solely as to GenOn, at any time upon delivery of written notice to the other parties, provided that such termination will not affect a termination of the Consent Agreement as between the Consenting Holders and NRG.

The foregoing description of the Consent Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Consent Agreement, which is attached hereto as Exhibit 10.1.

Item 8.01.                                        Other Events.

During the week of May 15, 2017, NRG, GenOn and a committee (the “Ad Hoc Committee”) of certain holders of GenOn’s outstanding senior unsecured notes (the “GenOn Notes”), and certain holders of GenOn Americas Generation, LLC’s (“GAG”) outstanding senior unsecured notes (the “GAG Notes” and, together with the GenOn Notes, the “Notes”), and each of their respective advisors, participated in meetings in pursuit of a settlement of potential causes of action and a restructuring of GenOn’s and GAG’s indebtedness.

In connection with such negotiations, pursuant to non-disclosure agreements, GenOn provided certain confidential information to the Ad Hoc Committee. On May 19, 2017, GenOn, NRG and the Ad Hoc Committee came to an agreement in principle with respect to the terms of a consensual restructuring regarding GenOn’s and GAG’s indebtedness and settlement of claims, subject to corporate and credit committee approvals and definitive documentation (the “Agreed Term Sheet”).  As of May 22, 2017, the Consenting Holders, including thirty-nine (39) institutions holding, in the aggregate, approximately 60.6% of aggregate principal amount of GenOn Notes and greater than two-thirds of the aggregate principal amount of GAG Notes signed the Consent Agreement to support the Agreed Term Sheet.

The table below summarizes the proposed terms of the consensual restructuring that has been agreed upon in principle between GenOn, NRG, and the Ad Hoc Committee as set forth in the Agreed Term Sheet (the “Proposed Restructuring”), which includes a settlement and release of all outstanding claims against NRG and certain related parties, on the one hand, and GenOn and its stakeholders, on the other hand.  The Proposed Restructuring and settlement would be implemented through voluntary cases filed by GenOn, GAG and certain of their respective subsidiaries under Chapter 11 of the United States Bankruptcy Code.

As described in the Agreed Term Sheet, as a condition precedent to the Proposed Restructuring, NRG will only agree to provide cash and non-cash consideration if the Agreed Term Sheet and Proposed Restructuring is supported by greater than 50% of aggregate principal amount of GenOn Notes and greater than 50% of aggregate principal amount of GAG Notes.  NRG has agreed to provide cash settlement consideration of $243 million.  If the Agreed Term Sheet and Proposed Restructuring is supported by holders of greater than two-thirds of aggregate principal amount of GenOn Notes and two-thirds of aggregate principal amount of GAG Notes prior to the commencement of the chapter 11 cases, NRG will contribute an additional $18.3 million in cash to the overall settlement.

Further, under the Proposed Restructuring, NRG will allow for and facilitate a transition of shared services but will continue to provide such services during the transition period as follows: (i) NRG will provide GenOn with transition services at a rate of $84 million on an annualized basis during the pendency of chapter 11 cases; (ii) NRG will provide shared services at no charge for two months post-emergence; and (iii) NRG will provide GenOn with an option for up to two, one-month extensions for transition services at an annualized rate of $84 million post-emergence.  In addition, consistent with the agreement reached between GenOn and NRG in connection with the recent new secured notes offering, GenOn will retain a $27 million credit against amounts owed to NRG for the post-petition period under the current shared services agreement.  As it relates to certain projects on GenOn and GAG properties, NRG and GenOn will cooperate in good faith to maximize the value of such assets and to ensure that adjacent projects will not be materially adversely impacted by the economic implications of any such projects.

Term	Plan Proposal

NRG Settlement Terms

Subject to the conditions provided for herein, in exchange for full releases from GenOn, GAG and the Ad Hoc Committee, NRG will provide settlement consideration of $243 million in cash, continued and amended shared services, retention of certain historic pension liabilities under the existing NRG pension plans (including approximately $13.1 million of 2017 pension contributions due on account of GenOn employees, which will be applied to the $120 million underfunding amount), and other consideration in varying forms. In addition, NRG will consent to the cancellation of its equity interests in GenOn and will be entitled to the related worthless stock deduction for federal income tax purposes.

NRG Facility

Any drawn amounts and existing letters of credit are expected to remain outstanding for duration of any bankruptcy proceedings and replaced by an exit facility on the effective date of a plan, and any outstanding borrowings are to be repaid in full at emergence.

GenOn Noteholders

To receive 100% of the equity of reorganized GenOn, together with the other consideration contemplated by the Proposed Restructuring.

Early Consent / Participation Fee: $75.0 million to be earned by participating holders of GenOn Notes, plus accrued and unpaid interest upon signing up to the Agreed Term Sheet no later than May 22, 2017 at 2:30 p.m. Eastern Time (which deadline may be extended or waived at GenOn’s sole discretion) and to be paid on the effective date of a plan (this amount is contemplated by the NRG settlement).

Holders of GenOn Notes will grant full releases to GenOn and NRG.

GAG Noteholders

To receive cash in the amount of $920 per $1,000 principal amount of such GAG Notes, plus accrued and unpaid interest through the date of the initial bankruptcy petition filing. Claim size will increase beginning six months after the filing date at a 6% annual ticking fee.

Early Consent / Participation Fee: $14.1 million to be earned by holders of GAG Notes who participate in the settlement, plus accrued and unpaid interest upon signing up to the Agreed Term Sheet no later than May 22, 2017 at 2:30 p.m. Eastern Time (which deadline may be extended or waived at GenOn’s sole discretion) and to be paid on the effective date of a plan (this amount is contemplated by the NRG settlement).

Holders of GAG Notes will grant full releases to GenOn and NRG.

The Ad Hoc Committee was granted an extension of the Early Consent/Participation Fee deadline (as described in the Agreed Term Sheet) by GenOn from May 22, 2017 at 2:30 p.m. Eastern Time to May 22, 2017 at 11:59 p.m. Eastern Time.

If the Proposed Restructuring is implemented, it will result in the elimination of approximately $1,830 million of GenOn and $695 million of GAG’s outstanding indebtedness.  As used in the Confidential Materials

(defined below), Projected Total Adjusted EBITDA reflects the applicable entities’ allocation of existing shared services at a charge of $192.6 million, as allocated based on historical practices.  The Proposed Restructuring is subject to the negotiation and execution of certain definitive documentation, including a Restructuring Support Agreement (the “RSA”) to be entered into with certain stakeholders, including NRG and the holders of the Notes represented by the Ad Hoc Committee.  GenOn expects the RSA to be executed in the near term, but there is no assurance this will occur.

The Proposed Restructuring also contemplates a proposed issuance of $700 million in new notes to be backstopped by the steering committee members of the Ad Hoc Committee in exchange for a 5% fee.  All holders of GenOn Notes that execute the RSA and steering committee members of the Ad Hoc Committee who are also holders of GAG Notes are eligible to participate in the financing on a pro rata basis.

It is currently contemplated that in connection with, and contingent upon, additional definitive documentation of the agreement in principle reflected in the Agreed Term Sheet, the funds currently held in escrow pursuant to the recent offering of 10.500% senior secured first lien notes due 2022 will be returned to bondholders, plus interest accrued to date and the 4% breakage fee.

The Proposed Restructuring reflects an agreement in principle between GenOn, NRG, and the Ad Hoc Committee and remains subject to definitive documentation. GenOn and its advisors intend to continue negotiating the terms of the Proposed Restructuring with the Ad Hoc Committee and additional stakeholders. The Proposed Restructuring will ultimately be subject to approval of certain stakeholders, including NRG, the Ad Hoc Committee and the board of GenOn.  There can be no assurance that the Proposed Restructuring and settlement will occur on the proposed terms or at all.

Additionally, on May 19, 2017, GenOn and a group of six (6) members of an ad Hoc group of holders of GenOn’s outstanding senior unsecured notes (the “Dissenting Committee”), purporting to hold approximately 27% of the GenOn Notes, executed non-disclosure agreements and were also provided with certain confidential information.  The Dissenting Committee has informed GenOn, NRG and the Ad Hoc Committee that it opposes the Agreed Term Sheet and on May 21, 2017, the Dissenting Committee provided a counterproposal to the Agreed Term Sheet.  The Dissenting Committee counterproposal has not been agreed to by GenOn, NRG, or the Ad Hoc Committee.  The Dissenting Committee was granted an extension of the Early Consent /Participation Fee deadline (as described in the Agreed Term Sheet) from May 22, 2017 at 2:30 p.m. Eastern Time to May 24, 2017 at 11:59 p.m. Eastern Time.

GenOn, NRG and the Ad Hoc Committee agreed to a public disclosure of certain confidential information (the “Ad Hoc Committee Confidential Materials”) provided to or by the Ad Hoc Committee. A copy of the Ad Hoc Committee Confidential Materials is furnished hereby as Exhibit 99.1.  GenOn and the Dissenting Committee also agreed to to a public disclosure of certain confidential information (the “Dissenting Committee Confidential Materials” and together with the Ad Hoc Committee Confidential Materials, the “Confidential Materials”) provided to or by the Dissenting Committee. A copy of the Dissenting Committee Confidential Materials is furnished hereby as Exhibit 99.2.  The first Dissenting Committee counterproposal disclosed in Exhibit 99.2 is the current counterproposal by the Dissenting Committee to NRG, GenOn, and the Ad Hoc Committee, superseding and amending the second counterproposal also disclosed in Exhibit 99.2.

Any financial information, projections and estimates of claims included in the Confidential Materials were not prepared with a view toward public disclosure or compliance with the published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts. The financial information included in the Confidential Materials does not purport to present the financial condition of NRG, GenOn or GAG in accordance with accounting principles generally accepted in the United States. The inclusion of the information in the Confidential Materials should not be regarded as an indication that NRG, GenOn or GAG or their respective affiliates or representatives consider the Confidential Materials to be a reliable prediction of future events, and the Confidential Materials should not be relied upon as such. None of NRG, GenOn, GAG or their respective affiliates or representatives has made or makes any representation to any person regarding the Confidential Materials, and none of them undertakes any obligation to publicly update such information to reflect circumstances existing after the date when the information was made or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the projections are shown to be in error.

Cautionary Note Regarding Forward-Looking Information

Many of the statements included in this Current Report on Form 8-K and the exhibits furnished herewith constitute “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, they include statements relating to future actions, strategies, future operating and financial performance, and NRG’s, GenOn’s and their respective subsidiaries future financial results. These forward-looking statements are based on current expectations and projections about future events. Readers are cautioned that forward-looking statements are not guarantees of future operating and financial performance or results and involve substantial risks and uncertainties that cannot be predicted or quantified, and, consequently, the actual performance of NRG, GenOn and their respective subsidiaries may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, factors described from time to time in NRG’s, GenOn’s reports filed with the SEC.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit	Description

10.1

Consent Agreement, dated as of May 22, 2017, by and among GenOn, NRG and the holders of the Notes signatory thereto (incorporated by reference to Exhibit 10.1 to GenOn Energy, Inc. and Gen On Americas Generation, LLC’s Current Report on Form 8-K dated May 19, 2017, filed with the Commission on May 23, 2017).

99.1

Ad Hoc Committee Confidential Materials (incorporated by reference to Exhibit 99.1 to GenOn Energy, Inc. and Gen On Americas Generation, LLC’s Current Report on Form 8-K dated May 19, 2017, filed with the Commission on May 23, 2017).

99.2

Dissenting Committee Confidential Materials (incorporated by reference to Exhibit 99.2 to GenOn Energy, Inc. and Gen On Americas Generation, LLC’s Current Report on Form 8-K dated May 19, 2017, filed with the Commission on May 23, 2017).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 23, 2017		NRG Energy, Inc.
(Registrant)

	By:	/s/ Brian E. Curci
Brian E. Curci
Corporate Secretary

EXHIBIT INDEX

Exhibit	Description

10.1

Consent Agreement, dated as of May 22, 2017, by and among GenOn, NRG and the holders of the Notes signatory thereto (incorporated by reference to Exhibit 10.1 to GenOn Energy, Inc. and Gen On Americas Generation, LLC’s Current Report on Form 8-K dated May 19, 2017, filed with the Commission on May 23, 2017).

99.1

Ad Hoc Committee Confidential Materials (incorporated by reference to Exhibit 99.1 to GenOn Energy, Inc. and Gen On Americas Generation, LLC’s Current Report on Form 8-K dated May 19, 2017, filed with the Commission on May 23, 2017).

99.2

Dissenting Committee Confidential Materials (incorporated by reference to Exhibit 99.2 to GenOn Energy, Inc. and Gen On Americas Generation, LLC’s Current Report on Form 8-K dated May 19, 2017, filed with the Commission on May 23, 2017).